Exhibit 99.1

NEWS RELEASE

27680 Franklin Road Southfield, Michigan 48034

FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Completes Spinoff of Bagger Dave's

SOUTHFIELD, MI, December 27, 2016 -- Diversified Restaurant Holdings, Inc. (NASDAQ: SAUC) ("DRH" or the "Company"), the largest franchisee for Buffalo Wild Wings® ("BWW") and creator and operator of Bagger Dave's Burger Tavern® ("Bagger Dave's"), today announced the spinoff and distribution of shares of Bagger Dave’s for shareholders of record on December 19, 2016. The date of the distribution was December 25, 2016.

Each DRH stockholder will receive one share of Bagger Dave’s common stock for every share of DRH common stock held on the record date. No action is required by DRH stockholders to receive their Bagger Dave’s shares in the distribution. Shares of Bagger Dave’s will begin trading on the OTC Bulletin Board™ upon approval by Financial Industry Regulatory Authority (“FINRA”).

David G. Burke, President and CEO, commented, “This is a significant milestone for DRH and a clean start for Bagger Dave's. We believe focusing resources on each business independently should create more opportunities for strengthened operational performance.”

Following the spinoff, DRH common stock will continue to be listed on The NASDAQ Capital Market under the symbol "SAUC." Bagger Dave’s common stock will be listed on the over-the-counter market under the symbol "BAGR."

About Diversified Restaurant Holdings, Inc.

Diversified Restaurant Holdings, Inc. operates 64 BWW franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.

Safe Harbor Statement

The information made available in this news release contain forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's spinoff, actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

Investor and Media Contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com
ANNARBOR 39533-29 220528v1

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